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                                                   Exhibit 4.2

                            LCA-VISION INC.

          DIRECTORS' NONDISCRETIONARY STOCK OPTION PLAN
                     (Amended as of June 5, 1996)

1. Name and Purpose. The purpose of this Plan, which shall be known as the "LCA-Vision Inc. Directors' Nondiscretionary Stock Option Plan" (hereafter referred to as the "Plan") is to advance the interests of the Company by providing material incentive for the continued services of the Non-Employee Directors and by enhancing the Company's ability to attract, and thereafter to retain, qualified individuals to serve on the Company's Board of Directors.

2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meaning designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall mean or include the feminine and the singular shall include the plural.

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Company" shall mean LCA-Vision Inc.

(c) "Effective Date" shall mean the date on which this Plan shall become effective, as provided in Paragraph 16 below.

(d) "Fair Market Value" of the Company's common stock on a certain date shall be the mean of the highest bid and lowest asked quoted selling prices of such stock on the Nasdaq SmallCap Market, Nasdaq National Market System or any stock exchange, as the case may be, on the trading date immediately prior to the date specified, or if the Company's common stock was not traded on such market or exchange on such date, on the next preceding date on which the common stock was traded.

(e) "Non-Employee Director" shall mean a Director who is not also an employee of the Company.

(f) "Optionee" shall mean a Non-Employee Director who receives stock options granted under this Plan.

(g) "Plan" shall mean the LCA-Vision Inc. Directors'
Nondiscretionary Stock Option Plan.

(h) "Subsidiary" shall mean an affiliated employer during any period that 50% or more of its common stock or, in the case of a partnership, 50% or more of the capital interest thereof is owned directly or indirectly by the Company or during any period that it is a member with the Company in a controlled group of corporations or is otherwise under common control with the Company within the meaning of Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended.

3. Administration.

(a) The Plan shall be administered by the Board.

(b) The Company shall issue to the Non-Employee Directors stock options under, and in accordance with, the provisions of the Plan. Each option issued shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve.

(c) The Board shall have authority to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan.
A decision by a majority of the Board shall govern all actions of the Board; such decision may be made either at a meeting of the Board at which a majority of the members are present or without a meeting by a writing signed by a majority of the Board. All decisions and interpretations made by the Board shall be binding and conclusive on all Optionees, their legal representatives and beneficiaries.

(d) The Board may designate any officers or employees of the Company or its Subsidiaries to assist the Board in the administration of this Plan and to execute documents on its behalf, and the Board may delegate to them such other ministerial and limited discretionary duties, as it sees fit.

4. Shares Subject to the Plan.

(a) The shares to be issued and delivered by the Company upon exercise of options issued under this Plan are shares of the Company's common stock, par value $.001 per share, which may be either authorized but unissued shares or treasury shares, in the discretion of the Board.

(b) The aggregate number of shares of the Company's common stock which may be issued under this Plan shall not exceed 1,250,000 shares; subject, however, to the adjustment provided in Paragraph 10 in the event of stock splits, stock dividends, exchanges of shares, or the like occurring after the Effective Date. No stock option may be granted under this Plan which could cause such maximum limit to be exceeded.

(c) Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for grant of options under this Plan.

5. Terms of Options. Options issued under this Plan shall contain the following terms and conditions:

(a) Option price: The option price per share of common stock shall be equal to of the Fair Market Value of the Company's common stock on the date of the issuance of such option.

(b) Time and amount of option issuances: Upon election or appointment to the Board Non-Employee Directors shall automatically be issued an option to purchase 75,000 shares of the Company's common stock. In addition, at every annual organizational meeting of directors following the annual meeting of stockholders commencing in 1996, the Non-Employee Directors then serving on the Board shall receive an automatic issuance of an option to purchase 1,250 shares of the Company's common stock; provided that, the number of shares subject to options issued to Non-Employee Directors who have not yet served a full year on the Board shall be prorated such that those Non-Employee Directors shall receive an option to purchase only a percentage of 1,250 shares commensurate with the actual portion of the year that such director served on the Board.

(c) Period within which option may be exercised: Each option issued to Optionees under the Plan shall terminate at the expiration of five years from the date of the issuance of such option.

In addition, the option shares covered by an option issued to an Optionee shall be exercisable at a rate of 20% of the shares covered by option at the end of each of the first five years following the issuance of the option and shall remain exercisable thereafter until the expiration of the option.

(d) Non-transferability; Termination of Service as a Non-Employee Director. No option issued under this Plan shall be assignable or transferable. In the event a Non-Employee Director ceases to serve the Company as such, then the former Non-Employee Director shall have the following time periods within which to exercise unexercised options or parts thereof, held by him or her in the following described circumstances:

(i) In the event of death, the representative or representatives of the former Non-Employee Director's estate may, subject to the prescribed schedule in Paragraph 5(c) above, exercise at any time and from time to time up to and including the option expiration date, any of the unexercised options or parts thereof.

(ii) In the event of resignation by a Non-Employee Director by reason of disability or ill-health, the former Non-Employee Director may, subject to the prescribed schedule in Paragraph 5(c) above, exercise at any time and from time to time up to and including the option expiration date, any of the unexercised options or parts thereof.

(iii) In the event of resignation for reasons other than disability or ill-health, or failure to be reelected other than by a change-of-control as defined in Paragraph 12, the former Non-Employee Director may exercise all or any part of his or her options which have become exercisable as of the date of resignation or non re-election at any time or from time to time with the period of 60 days following the resignation or non re-election date.

(e) Partial exercise: Unless otherwise provided in the option agreement, any exercise of an option issued under this Plan may be made in whole or in part.

6. Period for Issuing Options. No option shall be issued under this Plan subsequent to the tenth anniversary of the Effective Date.

7. Method of Exercise. An option issued under this Plan may be exercised by written notice to the Company, signed by the Optionee, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall be accompanied by payment of the full option price for such shares, made in one of the following manners: (a) cash; (b) free and clear shares of the Company's common stock, which shall be valued at the Fair Market Value of such shares on the date of such transfer; or (c) any combination of (a) and (b). A certificate or certificates for the shares of common stock of the Company purchased through the exercise of an option shall be issued as soon as practical after the exercise of the option and payment therefor.

 8. Rights as a Stockholder. During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a stockholder with respect to any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

9. Implied Consent of Optionees. Every Optionee, by his or her acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

10. Adjustments to Reflect Capital Changes: The following adjustments shall be made to reflect changes in the capitalization of the Company:

(A) Recapitalization. The number and kind of shares subject to outstanding stock options, the exercise price for such shares, and the number and kind of shares available or options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the options granted under the Plan. The Board shall have the power to determine the amount of the adjustment to be made in each case.

(B) Certain Reorganizations. After any reorganization, merger or consolidation in which the Company is the surviving corporation, each Optionee shall, at no additional cost, be entitled upon any exercise of an option to receive (subject to any required action by stockholders), in lieu of the number of shares of the Company common stock exercisable pursuant to such option, the number and class of shares of stock or other securities to which such Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Optionee had been the holder of record of a number of shares of stock equal to the total number of shares covered by such option. Comparable rights shall accrue to each Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

(C) Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving corporation, the Board shall issue substituted options under the provisions of the Plan, pursuant to section 425 of the Internal Revenue Code, replacing old options granted under a Plan of another party to the reorganization, merger or consolidation whose stock subject to the old options may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any options. Shares of common stock underlying such substituted options shall be in addition to and shall not diminish the number of shares of common stock available for stock option grants.

11. Acceleration. In the event of change of control as defined in paragraph 12, any options which have then been outstanding for at least six months held by an Optionee shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Board at the time the option is granted, which permits all or any part of the option to be exercised only after the lapse of time), and will remain exercisable until the end of the period specified in paragraph 5(b) as determined by the Board on the date of grant, or such earlier date as specified in paragraph 5.

12. Change of Control.

(A) A "change of control" shall be deemed to have occurred if:

(i) without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board, the persons who were directors of the Company immediately prior to any of such transactions cease to constitute a majority of the Board or of the board of directors of any successor to the Company (except for resignations due to death, disability or normal retirement).

(B) A person shall be deemed the "beneficial owner" of any securities:

(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

(C) A "person" shall mean any individual, firm, company, partnership, other entity or group.

(D) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the stockholders of the Company and becomes effective.

13. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Company acts in good faith.

14. Securities Laws. The Board shall take all necessary or appropriate actions to ensure that all option issuances and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

15. Amendment and Termination. The Board of Directors of the Company may terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Company's stockholders; except that the Plan may not be amended without stockholder approval (1) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Paragraph 10 to give effect to stock splits, etc.); (2) to change the number of shares which may be granted to Optionees under the provisions of paragraph 5(b) (excepting proportionate adjustments made under Paragraph 10); (3) to change the option price of optioned stock (excepting proportionate adjustments made under paragraph 10); (4) to change the required option price per share of common stock covered by an option granted under this Plan pursuant to subparagraph 5(a); (5) to extend the time within which options may be granted or the time within which a granted option may be exercised; or (6) to change, without the consent of the Participant (or his, or his estate's, legal representative), any option previously granted to him under the Plan; and such amendments shall not be made more than once every six months other than to comport with changes in the Internal Revenue Code or the rules thereunder. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

16. Effective Date. This Plan shall become effective as of the date it is approved and adopted by majority vote of the stockholders of the Company; provided that such adoption and approval must occur prior to June 1, 1996. If not so approved and adopted, this Plan shall be of no force and effect.